EXHIBIT 99.1

APPROVED BY:	Rick Coté President and Chief Operating Officer 201-267-8000

CONTACT:	Financial Dynamics Leigh Parrish/Stephanie Rich 212-850-5600

 FOR IMMEDIATE RELEASE

MOVADO GROUP, INC. ANNOUNCES FOURTH QUARTER AND
FISCAL 2010 RESULTS

~ Fourth Quarter and Fiscal Year 2010 Results in Line with Revised Expectations ~

Paramus, NJ – April 1, 2010 -- Movado Group, Inc. (NYSE: MOV), today announced results for the fourth quarter and fiscal year ended January 31, 2010.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “Our results for the fourth quarter and fiscal 2010 were in line with our revised expectations. Although we recorded charges related to challenges within the U.S. jewelry market and the proactive steps we took to manage our business within this environment, we were able to significantly strengthen our financial position this year. For fiscal 2011, we are focused on addressing both the challenges and opportunities we see in the current marketplace.  We are substantially increasing investments in our brands to elevate our connection with consumers and drive the top-line growth that will enable us to achieve our long-term profitability objectives.  We are confident in our ability to leverage the Company’s strong assets, including iconic brands, talented people and a solid balance sheet, and maximize our performance over time.”

Fourth Quarter Fiscal 2010

Adjusted net loss in the fourth quarter of fiscal 2010 was $7.0 million, or $0.28 per diluted share, compared to an adjusted net loss of $8.8 million, or $0.36 per diluted share, in fiscal 2009 (see attached table for reconciliation of GAAP to non-GAAP measures).  On a GAAP basis, fourth quarter 2010 net loss was $23.6 million, or $0.96 per diluted share, which includes the following items: (i) a pre-tax, non-cash reserve of $8.8 million, or $0.28 per diluted share, primarily related to excess non-core component inventory; (ii) a pre-tax, non-cash impairment charge of $7.6 million, or $0.29 per diluted share, primarily related to the write down of certain assets of the Company’s Movado boutiques and, to a lesser extent, tradeshow booths for the Basel Fair; and (iii) a tax provision that includes a non-cash deferred tax expense of $11.1 million, or $0.45 per diluted share, related to a valuation allowance on net deferred tax assets, partially offset by a cash income tax benefit of $8.0 million, or $0.32 per diluted share, attributable to the recent U.S. tax law changes increasing the net operating loss carry back period to five years.  This compares to a net loss of $22.8 million, or $0.93 per diluted share in the fourth quarter of fiscal 2009, which included one-time items totaling $14.0 million, or $0.57 per diluted share.

Net sales in the fourth quarter of fiscal 2010 decreased 1.9% to $92.2 million compared to $94.0 million in the fourth quarter of fiscal 2009. The decline was primarily the result of the challenging macroeconomic environment and the Company’s proactive sales management in light of industry liquidation and credit risks.

Gross profit in the fourth quarter of fiscal 2010 was $36.8 million, or 40.0% of sales compared to $52.0 million, or 55.3% last year. Excluding the impact of the sale of excess discontinued product and the reserve for excess non-core component inventory, gross profit as a percent of sales was 49.3%.

Operating expenses decreased by $10.1 million, or 13.3%, to $65.9 million versus $76.0 million in the same period last year, primarily as a result of the Company's cost reduction plan.

Adjusted operating loss in the fourth quarter of fiscal 2010 was $13.4 million compared to $13.9 million in the same period last year (see attached table for reconciliation of GAAP to non-GAAP measures). On a GAAP basis, operating loss was $29.0 million compared to $24.0 million, which included the aforementioned special items in fiscal 2010 and 2009.

Adjusted EBITDA was a loss of $9.0 million compared to adjusted EBITDA loss of $9.1 million in fiscal 2009.  Including the aforementioned items, EBITDA in the fourth quarter of fiscal 2010 was a loss of $24.7 million compared to a loss of $19.1 million in fiscal 2009 (see attached table for reconciliation of GAAP to non-GAAP measures).

Fiscal 2010

Adjusted net loss in fiscal 2010 was $11.9 million, or $0.48 per diluted share, compared to adjusted net income of $16.4 million, or $0.64 per diluted share in fiscal 2009 (see attached table for reconciliation of GAAP to non-GAAP measures).  On a GAAP basis net loss was $54.6 million, or $2.23 per diluted share, which includes: (i) the aforementioned items recorded in the fourth quarter related to the reserve for excess non-core component inventory and asset write downs totaling $16.4 million pre-tax, or $0.57 per diluted share; (ii) a pre-tax charge in interest expense of $1.3 million, or $0.03 per diluted share, related to the refinancing and repayment of the Company’s former credit and note agreements that was recorded in the second quarter of fiscal 2010; (iii) a pre-tax charge of $2.4 million, or $0.06 per diluted share, for sales of excess discontinued product; and (iv) a tax provision that includes a non-cash deferred tax expense of $34.5 million, or $1.41 per diluted share, related to a valuation allowance on net deferred tax assets, partially offset by a cash income tax benefit of $8.0 million, or $0.33 per diluted share, attributable to the recent U.S. tax law changes. This compares to net income of $2.3 million, or $0.09 per diluted share, in fiscal 2009, which included one-time items, totaling $14.1 million, or $0.55 per diluted share.

Net sales in fiscal 2010 decreased 17.9% to $378.4 million compared to $460.9 million in fiscal 2009.  The decline is primarily the result of the challenging macroeconomic environment, retailer destocking which occurred throughout the year, and proactive sales management in light of industry liquidation and credit risks. Net sales for the year included $14.6 million of excess discontinued inventory.

Gross profit in fiscal 2010 was $184.5 million, or 48.8% of sales compared to $284.9 million, or 61.8% last year. Excluding the impact of the sale of excess discontinued product and the reserve for excess non-core component inventory, gross profit as a percent of sales was 53.8%.

Operating expenses decreased by $60.6 million, or 21.5%, to $221.0 million versus $281.6 million in the same period last year, primarily as a result of the Company's cost reduction plan.

Adjusted operating loss in fiscal 2010 was $17.7 million compared to adjusted operating income of $19.0 million in the same period last year (see attached table for reconciliation of GAAP to non-GAAP measures). On a GAAP basis, operating loss was $36.4 million compared to operating profit of $3.4 million, which included the aforementioned special items in fiscal 2010 and 2009.

Adjusted EBITDA in fiscal 2010 was $1.0 million compared to adjusted EBITDA of $37.5 million in fiscal 2009 (see attached table for reconciliation of GAAP to non-GAAP measures). Including the aforementioned items, EBITDA was a loss of $17.7 million compared to EBITDA of $21.8 million in fiscal 2009.

At the end of fiscal 2010, the Company had net cash of $61.0 million, up from $21.6 million at the end of fiscal 2009.  For fiscal 2010, the Company also had cash flow from operations of $34.7 million.  Additionally, the Company reduced its total debt at year-end to $10.0 million, down from $65.0 million at the end of the prior fiscal year.

Fiscal 2011 Guidance

Rick Coté, President and Chief Operating Officer, stated, “Executing our strategies to return to top-line sustainable growth will be the driver for us to improve our profitability long-term.  In the coming year, we will build the business for our core portfolio of brands – including Movado, Ebel and ESQ by Movado – with a focus on product innovation, improved execution of product segmentation and pricing and increased marketing investments.  At the same time, we will focus on maintaining our strong licensed brands business and reducing the negative contribution from areas of our business that are underperforming. We are currently evaluating our long-term business plans to incorporate the changed consumer and market environments and we continue to expect to share our multi-year growth plan with investors when we report second quarter earnings.”

The Company reaffirmed its previous guidance for fiscal 2011 provided on March 15, 2010. The Company continues to anticipate that it will improve adjusted EBITDA from a slight gain in fiscal 2010 to range between $15 million and $20 million in fiscal 2011. With the requirement to record a tax valuation allowance, the Company anticipates recording a tax expense in fiscal 2011 and therefore expects to report a net loss for the year.  On a GAAP basis, the Company continues to anticipate a net loss in the range of $5 million to $10 million, or $0.20 to $0.40 per diluted share.  This guidance is predicated on, among other things, a 10% to 15% sales increase for the year (excluding fiscal 2010 excess discontinued product sales) and an increase in operating expenses due to the Company’s investments in brand building.  The Company’s guidance assumes no unusual charges for fiscal 2011.

Conference Call Information

The Company’s management will host a conference call today at 10:00 a.m. ET. A live broadcast of the call will also be available on the Company’s website:  www.movadogroup.com.  The call will be archived online within one hour of the completion of the call.

Movado Group, Inc. designs, sources, and distributes Movado, Ebel, Concord, ESQ by Movado, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and Lacoste watches worldwide, and operates Movado boutiques and company stores in the United States.

The Company is presenting adjusted net income (loss)), which is net income (loss) excluding sales of excess discontinued product, non-cash reserves related to excess non-core component inventory, the write down of certain assets of its Movado boutiques and tradeshow booths for the Basel Fair, severance related expenses, refinancing related expenses, the tax provision related to the valuation allowance on net deferred tax assets and the income tax benefit attributable to the recent U.S. tax law change increasing the net operating loss carryback period to five years. The Company is presenting adjusted operating income (loss), which is operating income (loss) excluding sales of excess discontinued product, non-cash reserves related to excess non-core component inventory, severance related expenses and the write-down of certain assets of its Movado boutiques and trade show booths for the Basel Fair. The Company believes that it is useful to investors to eliminate the effect of these unusual items in order to improve the comparability of the Company’s results for the periods presented.

The Company is presenting adjusted EBITDA, which is adjusted operating income (loss) plus depreciation and amortization because the Company believes that adjusted EBITDA is a useful performance measure for assessing the performance of the Company’s ongoing operating activities, as it reflects the Company’s earnings trends without the impact of certain non-cash charges and is frequently used by investors and other interested parties in the evaluation of companies in our industry.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as  “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to: actual or perceived weakness in the U.S. and global economy and fluctuations in consumer spending and disposable income, the Company’s ability to successfully implement its brand strategy, the ability of the Company’s brand strategy to improve its net sales, profitability and other results of operations, the Company’s ability to successfully introduce and sell new products, the Company's ability to successfully integrate the operations of newly acquired and/or licensed brands without disruption to its other business activities, changes in consumer demand for the Company’s products, risks relating to the fashion and retail industry, import restrictions, competition, seasonality, the ability of the Company’s U.S. operations to generate sufficient income to use accumulated tax losses, commodity price and exchange rate fluctuations, changes in local or global economic conditions, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its guidance in the future.

MOVADO GROUP, INC.
 Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2010	2009	2010	2009

Net sales	$92,154	$93,969	$378,396	$460,857

Cost of sales	55,313	41,969	193,857	175,913

Gross profit	36,841	52,000	184,539	284,944

Selling, general and administrative expenses	65,867	75,983	220,965	281,554

Operating (loss) / income	(29,026)	(23,983)	(36,426)	3,390

Other income	-	681	-	681
Interest expense	(736)	(724)	(4,533)	(2,915)
Interest income	24	239	111	2,132

(Loss) / income before income taxes and noncontrolling interests	(29,738)	(23,787)	(40,848)	3,288

(Benefit from) / provision for income taxes	(6,172)	(1,066)	13,553	736
Net (loss) / income attributed to noncontrolling interests	(8)	78	224	237

Net (loss) / income attributed to Movado Group, Inc.	$(23,558)	$(22,799)	$(54,625)	$2,315

Net (loss) / income per diluted share	$(0.96)	$(0.93)	$(2.23)	$0.09
Weighted diluted average shares outstanding	24,636	24,453	24,541	25,554

MOVADO GROUP, INC.
Reconciliation tables
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2010	2009	2010	2009
Operating (loss) / income (GAAP)	$(29,026)	$(23,983)	$(36,426)	$3,390
Sales of excess discontinued inventory (1)	(682)	-	2,407	-
Inventory reserves (2)	8,777	-	8,777	-
Severance related expenses (3)	-	5,536	-	11,122
Asset write-downs (4)	7,575	4,526	7,575	4,526
Adjusted operating (loss) / income (non-GAAP)	(13,356)	(13,921)	(17,667)	19,038

Depreciation and amortization	4,352	4,842	18,698	18,457
Adjusted EBITDA (non-GAAP)	$(9,004)	$(9,079)	$1,031	$37,495

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2010	2009	2010	2009
Net (loss) / income (GAAP)	$(23,558)	$(22,799)	$(54,625)	$2,315
Sales of excess discontinued inventory (1)	(427)	-	1,507	-
Inventory reserves (2)	6,864	-	6,864	-
Severance related expenses (3)	-	3,770	-	7,574
Asset write-downs (4)	7,042	2,851	7,042	2,851
Refinancing expenses and fees (5)	-	-	839	-
Tax adjustments (6)	11,100	7,388	34,500	3,648
Tax law changes (7)	(8,000)	-	(8,000)	4
Adjusted net (loss) / income (non-GAAP)	$(6,979)	$(8,790)	$(11,873)	$16,388

Adjusted net (loss) / income per share (non-GAAP)	$(0.28)	$(0.36)	$(0.48)	$0.64
Weighted diluted average shares outstanding	24,636	24,453	24,541	25,554

(1)	(Income) / losses associated with sales of excess discontinued inventory.
(2)	Non-cash reserve primarily for excess non-core component inventory.
(3)	Charges related to the implementation of the Company's expense reduction plans.
(4)
Amounts in current year primarily represent non-cash impairment charges related to Movado boutiques and the write-down of certain assets  related to trade booths for the Basel Fair.  Amounts in the prior year represent non-cash impairment charges related to the Movado boutiques.

(5)
Expenses and fees associated with the refinancing and repayment of the Company's former credit and note agreements.  Such charges were recorded in Interest Expense on the Consolidated Statements of Income.

(6)
Taxes recorded in the current period primarily reflect a non-cash charge to record valuation allowances on the Company's net deferred tax assets as necessary.  Actual taxes in the prior period include a $7.4 million charge on the future repatriation of foreign earnings.  Additionally, taxes recorded in the prior year twelve month period reflect utilization of the acquired Ebel net operating loss tax carryforward.

(7)	Income tax benefit attributable to the recent tax law changes increasing the net operating loss carryback period to five years.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	January 31, 2010	January 31, 2009
ASSETS

Cash and cash equivalents	$70,975	$86,621
Trade receivables, net	67,206	76,710
Inventories, net	204,096	228,884
Other current assets	38,014	47,863
Total current assets	380,291	440,078

Property, plant and equipment, net	47,394	66,749
Deferred income taxes	12,347	23,449
Other non-current assets	29,345	33,714
Total assets	$469,377	$563,990

LIABILITIES AND EQUITY

Loan payable to banks	$-	$40,000
Current portion of long-term debt	-	25,000
Accounts payable	22,661	20,794
Accrued liabilities	35,161	47,686
Deferred and current income taxes payable	541	430
Total current liabilities	58,363	133,910

Long-term debt	10,000	-
Deferred and non-current income taxes	7,874	6,856
Other liabilities	21,688	22,459
Minority interests	1,884	1,506
Shareholders' equity	369,568	399,259
Total liabilities and equity	$469,377	$563,990